UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Bristol-Myers Squibb Company
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 Proxy Season Update  April 2025

 2  Our Mission  To discover, develop and deliver innovative medicines that help patients prevail over serious diseases  Our Vision  To be the world's leading biopharma company  that transforms patients' lives through science   Our Values  • Integrity  • Innovation  • Urgency  • Passion  • Accountability  • Inclusion

 Reshaping BMS to achieve sustained top-tier growth by the end of the decade, maximize long-term shareholder value and accelerate our ability to deliver breakthrough medicines to even more patients faster  3  Continued Pipeline Progress  23   Approvals from the FDA and other markets  20  Submissions  to the FDA   and other markets  1  New Molecular Entity  approved in 2024  30+  Early-stage  assets  In 2024, our Clinical and Regulatory Achievements Included:  * Opdivo Qvantig launched in January 2025 in the U.S.  Achieved U.S. approval and launched the first-in-class transformational treatment for adults with schizophrenia in the U.S. in decades  Achieved expanded approval in the E.U. & Japan to include the first-line treatment of adult patients with transfusion-dependent myelodysplastic syndromes-associated anemia  Achieved U.S. approval for subcutaneous formulation of nivolumab across most previously approved adult, solid tumor Opdivo indications *  Achieved U.S. approval and launched CAR T-cell therapy for relapsed or refractory chronic lymphocytic leukemia, small lymphocytic lymphoma, follicular lymphoma, and mantle cell lymphoma

Delivering sustainable Growth & Innovation in 2024

$48.3B

Total Revenues in 2024

Strong Commercial Performance

$22.6B

Growth Portfolio* net sales compared to $19.4B in 2023

$25.7B

Legacy Portfolio** net sales compared to $25.6B in 2023

($4.41)

GAAP diluted EPS†

$1.15

Non-GAAP diluted EPS† (85%) versus 2023

Completed Key Business Development Transactions, Including:

- Acquisitions of Mirati Therapeutics, RayzeBio and Karuna Therapeutics; and
- Global Strategic Collaboration Agreement with SystImmune

Balanced Capital Allocation Strategy

$15.2B

in cash flow from operating activities

5.3%

quarterly dividend increase for 2024

~$6B

debt repayment

15th

consecutive year of annual increase

* Growth Portfolio includes: OPDIVO (nivolumab), ORENCIA (abatacept), YERVOY (ipilimumab), Reblozyl (luspatercept-aamt), Opdualag, Breyanzi (lisocabtagene maraleucel), CAMZYOS (mavacamten), ZEPOSIA (ozanimod), Abecma (idecabtagene vicleucel), SOTYKTU (deucravacitinib), KRAZATI (adagrasib), AUGTYRO (repotrectinib), COBENFY

& other Growth Products, including Onureg® (azacitidine), Inrebic® (fedratinib), Empliciti® (elotuzumab), and Nulojix® (belatacept), and royalty revenue.

** Legacy Portfolio includes Eliquis® (apixaban), Revlimid® (lenalidomide), Pomalyst®/Imnovid® (pomalidomide), Sprycel® (dasatinib), Abraxane® (paclitaxel protein-bound particles for injectable suspension) (albumin-bound), and other mature brands.

† GAAP and non-GAAP diluted EPS include the net impact of Acquired IPRD charges and licensing income of ($6.39) in 2024 and ($0.28) in 2023. A reconciliation of GAAP to non-GAAP measures can be found on our website at bms.com. See "Quarterly package of financial Information" available on bms.com/investors for information on the list of specified items excluded from non-GAAP EPS.

Bristol Myers Squibb

4

 Committed to Sound Corporate Governance  5  Board Accountability & Shareholder Rights    Regular shareholder engagement    Limit on total board memberships for sitting CEO (2)    Annual election of Directors    Proxy access shareholder right    Majority voting standard for election of Directors    Ability to call special meetings (15%)    Robust Lead Independent Director role    No supermajority voting provisions for common stockholders    Annual Board and Committee evaluations    No stockholder rights plan    Regular assessment of Board composition    Extensive Related Party Transaction policies and procedures    Limit on public company board memberships for BMS Directors (4)    Semi-annual political contributions disclosures

2025 Board Nominees



Christopher S. Boerner, Ph.D.

Board Chair & Chief Executive Officer of the Company

More than 20 years of experience in the biotechnology industry, including prior roles at Bristol-Myers Squibb as Chief Commercialization Officer and Chief Operating Officer

Director Since: 2023



Theodore R. Samuels

Lead Independent Director

(C)

Retired President of Capital Guardian Trust Company

Director Since: 2017



Peter J. Arduini

(C)

President and Chief Executive Officer at GE Healthcare
Former President and CEO at Integra LifeSciences Holdings Corporation

Director Since: 2016



Deepak L. Bhatt, M.D., M.P.H., M.B.A.

Director of Mount Sinai Fuster Heart Hospital and the Dr. Valentin Fuster Professor of Cardiovascular Medicine at the Icahn School of Medicine at Mount Sinai

Director Since: 2022



Julia A. Haller, M.D.

(C)

Ophthalmologist-in-Chief of Wills Eye Hospital
Professor and Chair of the Dept. of Ophthalmology at Sidney Kimmel Medical College

Director Since: 2019



Manuel Hidalgo Medina, M.D., Ph.D.

Professor of Medicine and Chief of Division of Hematology and Medical Oncology at Weill Cornell Medical College
Attending Physician at New York-Presbyterian Hospital

Director Since: 2021



Michael R. McMullen*

Former Chief Executive Officer of Agilent Technologies, Inc.

Director Since: 2024



Paula A. Price

Former Executive Vice President & CFO of Macy's, Inc.
Former Executive Vice President and CFO of Ahold USA
Former Chief Accounting Officer of CVS Caremark

Director Since: 2020



Derica W. Rice

(C)

Former Executive Vice President of CVS Health and President, Pharmacy Benefits Management Business of CVS Caremark
Former Executive Vice President of Global Services and CFO of Eli Lilly and Company

Director Since: 2020



Karen H. Vousden, Ph.D.

Principal Group Leader at the Francis Crick Institute in London
Former Chief Scientist at Cancer Research UK, Former Director of Beatson Institute for Cancer Research UK

Director Since: 2018



Phyllis R. Yale

Advisory Partner with Bain & Co.
Former Director of Blue Cross Blue Shield of Massachusetts

Director Since: 2019

Audit Committee
Committee on Directors & Corporate Governance
Compensation & Management Development Committee
Science & Technology Committee
(C) Committee Chair
* New Director since July 2024

Bristol Myers Squibb
6

 Leadership  Strategic Thinking  Sound Business Judgment  Integrity & Ethics  Our Board Nominees Have a Comprehensive Collection of Varied Backgrounds, Industry Experiences & Personal Characteristics  7  Healthcare  Experience in relevant areas within the healthcare industry, including science, manufacturing, regulatory compliance, payer dynamics, and working with health care providers.  Science/Technology/Innovation  Relevant scientific expertise in the healthcare industry, and experience with technology and innovation, including the use of innovative technologies in the discovery, development and delivery of medicines.  Financial  Experience in corporate finance, and financial reporting and internal controls at a large organization.  Risk Management  Experience managing critical enterprise risks.  Sales & Marketing  Experience in commercialization, digital advertising, marketing and brand development.  International  Experience leading a complex global organization or understanding different regulatory and commercial requirements.  Public Company CEO/CFO  Experience serving as a CEO/CFO at a public or private company.  Academia/Non-Profit  Experience as professor, researcher or leader at a large university or non-profit organization.  Digital  Experience or expertise managing or overseeing information technology, including related to the use of digital technologies to facilitate business objectives, cybersecurity and data privacy.  Key Skills & Experience Definitions

 Executive Compensation Supporting our Core Strategy  8  2024 CEO Target Pay Mix  CEO target compensation approximated the 35th percentile of our primary peer and PHRA Survey peer groups.  91%  78%  of target pay is  performance-based and at  risk  of target pay delivered in  long-term equity  Incentives with three-year  vesting  Average NEO Target Pay Mix (Excl. CEO)  Average NEO target compensation generally around the 75th percentile of our primary peer and PHRA Survey peer groups for the CFO and PHRA Survey peers only for other NEOs.  84%  68%  of average NEO target pay  is performance-based and  at risk  of average NEO target pay  delivered in long-term  equity incentives with  three-year vesting  Executive Compensation Philosophy & Principles  Competitive Compensation  Attracts, retains, and incentivizes talented executives capable of leading our business in a highly complex and competitive environment  Pay for Performance  A substantial proportion of our executives’ pay is variable and at-risk based on operational, financial, strategic, and share price performance, supporting alignment over the long term between our executives and our shareholders  Bristol Myers Squibb is an equal opportunity employer and all employment decisions are merit-based. The cornerstone of our compensation philosophy and program structure is aligning pay to the achievement of both our short-term and long-term goals, engagement of our employees, the achievement of our mission and the delivery of value to our shareholders.  As an organization, our priorities are to (i) focus on transformational medicines where we have a competitive advantage, (ii) drive operational excellence, and (iii) strategically allocate capital for long-term growth and shareholder returns.  Two Core Elements:

2024 Executive Compensation Program:
Supporting Revenue Renewal and Execution of Our Core Strategy[1]

Base Salary

- Allows us to attract and retain talent in a highly competitive labor market
- Based on specialized qualifications, experience and role impact, pay levels of comparable positions within peer group and competitive market

Annual Incentive

Weight	Metric	Description
30%	Non-GAAP Operating Income New for 2024	Critical measure of annual profitability, aligning our employees with our shareholders
35%	Growth Portfolio Revenue New for 2024	• Foundation of long-term sustainable growth and competitive superiority. • Increases focus on strategic priority of revenue renewal.
25%	Pipeline: Near-Term Growth; Long-Term Growth Potential; Qualitative Overlay	Have evolved to: • Drive improved decision-making and operational rigor • Ensure alignment with company's portfolio
10%	Sustainability Scorecard	Aligned to our commitments on sustainability and social impact

- No individual performance component. Payout based solely on the company performance

Long-Term Incentive

(Paid in shares)

Performance Share Units — 60%

- Rewards the achievement of financial goals and further aligns executive compensation with the interests of our shareholders — Non-GAAP Operating Margin (25%), Growth Portfolio Revenue (40%) and relative Total Shareholder Return CAGR (35%), each measured over an applicable three-year performance period.

Market Share Units — 40%

- Rewards stock price appreciation, inclusive of the value of dividends accumulated during the performance period
- Important component of attracting specialized talent
- Rewards creation of incremental shareholder value
- Promotes retention while maintaining pay-for-performance link

[1] As an organization, our priorities are to (i) focus on transformational medicines where we have a competitive advantage, (ii) drive operational excellence, and (iii) strategically allocate capital for long-term growth and shareholder returns.

Bristol Myers Squibb 9

Executive Compensation Governance Practices  10  What We Do:  What We Don’t Do:    100% performance-based annual and long-term incentives  X  No guaranteed incentives with our Named Executive Officers    Caps on the payouts under our annual and long-term incentive award programs  X  Prohibition on speculative and hedging transactions    Robust share ownership and share retention guidelines  X  Prohibition on pledging shares and holding them in a margin account    Neutralize share buyback impact on share-denominated compensation metrics  X  Proactively eliminate windfall gain potential    Robust recoupment and clawback policies  X  No employment contracts with our Named Executive Officers    Proactive shareholder engagement  X  Prohibition on re-pricing or backdating of equity awards    “Double trigger” change-in-control agreements  X  Minimal perquisites to our Named Executive Officers

 11  2025 Bristol Myers Squibb Board recommendations:  Management Proposals  Shareholder Proposals  FOR  Election of Directors  AGAINST  Shareholder Proposal on Corporate Financial Sustainability  FOR  Advisory Vote to Approve the Compensation of our Named Executive Officers  AGAINST  Shareholder Proposal on a Request to Cease DEI Efforts  FOR  Ratification of the Appointment of  an Independent Registered Public Accounting Firm  The Board Values Your Support at Our 2025 Annual Meeting

 12  Accordingly, the Board of Directors unanimously recommends a vote “AGAINST” these shareholder proposals.  Shareholder Proposal on Corporate Financial Sustainability  Shareholder Proposal on a Request to Cease DEI Efforts  The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders.  The Board has carefully considered this proposal and believes the actions requested are not in the best interests of the Company and its shareholders.  Our existing corporate governance practices are designed to maximize shareholder value and enable the successful implementation of our strategy.  The proposal seeks to duplicate oversight responsibilities already undertaken by the Board or delegated to its committees.  BMS publishes annual reports on its corporate responsibility and sustainability efforts.  Our commitment to inclusion, in compliance with applicable laws, furthers our strategic priorities and generates shareholder value.  Equal opportunity is a cornerstone of our culture. We prohibit workplace discrimination and retaliation and have a robust compliance program.  In sum, through its governance and Board oversight, the Company carefully considers how policy positions and actions impact long-term growth and shareholder value.   Our Board, therefore, believes that forming the committee requested by the proposal would be unnecessary and duplicative as it would not provide any additional oversight or information and would not be an effective use of the Company’s time and resources or benefit our shareholders. Our Board also believes that the requested report would be unnecessary and duplicative as the information is already largely available and thus would not benefit shareholders.  Our culture of inclusion enables us to create a respectful and welcoming work environment where all decisions are merit-based, and all employees are free to fully contribute and reach their maximum potential free from harassment and discrimination.   We regularly evaluate our practices to ensure compliance with law. We believe that our current practices are legally appropriate, crucial to fulfillment of Company strategy and valued by shareholders—nothing in the proposal demonstrates otherwise. As such, we do not believe this proposal to be in the best interests of the Company or its shareholders.  The Board Values Your Support at Our 2025 Annual Meeting

 13  This presentation (as well as the oral statements made with respect to information contained in this presentation) contains statements about Bristol-Myers Squibb Company’s (the “Company”) future financial results, plans, business development strategy, anticipated clinical trials, results and regulatory approvals that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. Actual results may differ materially from those expressed in, or implied by, these statements as a result of various factors, including, but not limited to, (i) new laws and regulations, (ii) our ability to obtain, protect and maintain market exclusivity rights and enforce patents and other intellectual property rights, (iii) our ability to achieve expected clinical, regulatory and contractual milestones on expected timelines or at all, (iv) difficulties or delays in the development and commercialization of new products, (v) difficulties or delays in our clinical trials and the manufacturing, distribution and sale of our products, (vi) adverse outcomes in legal or regulatory proceedings, (vii) risks relating to acquisitions, divestitures, alliances, joint ventures and other portfolio actions and (viii) political and financial instability, including changes in general economic conditions. These and other important factors are discussed in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and current reports on Form 8-K. These documents are available on the U.S. Securities and Exchange Commission’s website, on the Company’s website or from Bristol-Myers Squibb Investor Relations. No forward-looking statements can be guaranteed.  In addition, any forward-looking statements and clinical data included herein are presented only as of the date hereof. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly update any of the provided information, whether as a result of new information, future events, changed circumstances or otherwise. This presentation does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.  This presentation includes certain non-Generally Accepted Accounting Principles (“GAAP”) financial measures that we use to describe the Company’s performance. The non-GAAP financial measures are provided as supplemental information and are presented because management has evaluated the Company’s financial results both including and excluding the adjusted items or the effects of foreign currency translation, as applicable, and believes that the non-GAAP financial measures presented portray the results of the Company’s baseline performance, supplement or enhance management’s, analysts’ and investors’ overall understanding of the Company’s underlying financial performance and trends and facilitate comparisons among current, past and future periods. This presentation also provides certain revenues and expenses or other financial measures excluding the impact of foreign exchange (“Ex-FX”). We calculate foreign exchange impacts by converting our current-period local currency financial results using the prior period average currency rates and comparing these adjusted amounts to our current-period results. Ex-FX financial measures are not accounted for according to GAAP because they remove the effects of currency movements from GAAP results.   The non-GAAP information presented herein provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. An explanation of these non-GAAP financial measures and a reconciliation to the most directly comparable financial measure are provided with this presentation and available on our website at www.bms.com/investors.  Also note that a reconciliation of forward-looking non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses and non-GAAP tax rate is not provided because a comparable GAAP measure for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Namely, we are not, without unreasonable effort, able to reliably predict the impact of the unwind of inventory purchase price adjustments, accelerated depreciation and impairment of property, plant and equipment and intangible assets, and stock compensation resulting from acquisition-related equity awards, or currency exchange rates. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.  Forward Looking Statements and Non-GAAP Financial Information